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                                                                    EXHIBIT 5.0

                           POLLET, RICHARDSON & PATEL
                                A Law Corporation
                              10900 Wilshire Blvd.
                                    Suite 500
                          Los Angeles, California 90024
                               Tel (310) 208-1182
                               Fax (310) 208-1154


                                January 29, 2003


Atlas Mining Company
630 East Mullan Avenue
Osburn, Idaho 83849

         Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel for Atlas Mining Company, an Idaho corporation ("Atlas Mining"), in connection with the preparation of a Registration Statement on Form SB-2 filed by Atlas Mining with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the public sale of 10,000,000 shares of common stock offered by Atlas Mining. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

         In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) Atlas Mining's Articles of Incorporation, as amended, (c) Atlas Mining's Bylaws; (d) certain records of Atlas Mining's corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as we have deemed relevant.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that the shares issuable by Atlas Mining pursuant to this Registration Statement will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Pollet, Richardson & Patel